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ROVI CORPORATION

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On April 21, 2015, representatives of Rovi Corporation (the “Company”) provided the attached materials to representatives of Institutional Shareholder Services Inc. and certain investors regarding the Company (the “April 21 Investor Presentation”). A copy of the April 21 Investor Presentation is filed herewith as Exhibit 1.

Exhibit 1

April 21 Investor Presentation

April 2015 Right Strategy and Board to Build Stockholder Value Confidential NASDAQ: ROVI

Rovi’s Board has Demonstrated Willingness and Ability to
Manage Through the Trough and Deliver Long-term Value
Proven willingness and ability to take the right decisive steps when corrective action is needed
Reoriented Rovi’s business, team and strategy, from top to bottom, following the Sonic acquisition
Installed new senior leadership, adding significant subject area expertise and talent throughout the senior ranks
Reorganized Rovi into business groups to drive an ethos of ownership, accountability and alignment across the entire organization
Established a strategy subcommittee to work closely with management under the framework of the new strategic plan
Rebuilt the cost structure and investment (organic and acquisition) processes to ensure that Rovi stays ahead of the technology curve to meet customers’ evolving needs
Made significant changes to Rovi’s development structure and transformed engineering talent pool from one doing almost exclusively heavy code on embedded devices to a team with strong cloud-based and internet protocol delivery experience
Reset compensation and incentive structures to align with Rovi’s strategy
What have these decisions yielded?
Material stock price upside since strategy reset
Rationalization of underperforming assets and a reinvigorated M&A program that is yielding demonstrable results
Success in new product categories as validated by 3rd party analysts, but more importantly by our customers
Investment in next-gen growth areas while sustaining peer-leading profit margins
Rovi’s Board has already made the changes Engaged Capital claims to want
By our actions and results for the past three years, Rovi has shown it has a different Board and is a different company

Engaged Capital is Stuck in the Past and Has Not Offered
Any Vision for the Future
Engaged Capital is continuously citing events that
occurred under a different strategy and leadership
team that have no bearing on how we are
positioned today
– 5-year stock price charts, prior management
long-term margin targets that are 4+ years old,
and reliance on the Sonic acquisition as an
example of Board failure
Engaged Capital is conveniently “taking issue”
with events that occurred before they owned our
stock and before our Board took appropriate
corrective action
– Criticism is focused on a prior management
team that the Board replaced with a new
management team to oversee a deep strategic
review and lead Rovi in a new direction
Engaged Capital has not offered any ideas for
how to drive growth, either through licensing,
product delivery or otherwise, nor have they stated
what costs they would be able to remove from the
business
Bring in new experienced
Board members
Strategic Plan and
Execution: review of
strategy, structure,
and spend
Cost Structure: review of
strategy, structure,
and spend
We have appointed Steven Lucas and
are actively seeking another executive
with significant value-added Service
Provider experience and contacts
Explore more efficient
capital structures and
return of capital to
stockholders
We spent the past two years
undergoing a thorough strategic review
and restructuring that has set us up for
future success, while maintaining
strong margins – we are in the early
innings of our execution phase, i.e.
We’ve spent ~$530MM repurchasing
over 25MM shares since 2012 (23% of
12/31/11 shares outstanding)
Significant improvements made to our
2014 and 2015 executive compensation
plans after seeking input from all
relevant stakeholders
Align executive
compensation; improve
governance
What we’ve already accomplished Engaged Capital’s plan
Our Board has taken the appropriate actions in transforming Rovi, and in fact, has already acted upon many of the proposals that Engaged Capital now is suggesting

Engaged Capital has Refused to Settle This Matter and
Continues to Seek Effective Strategic Control by Committee
Engaged Capital’s nominees are underwhelming with regards to the skills and expertise we are seeking, and have a highly questionable track record of creating stockholder value
Nonetheless, both before and during the proxy campaign, we have made concerted efforts to have a constructive relationship with
Engaged Capital to avoid a costly fight
Over the course of our conversations we have made several gestures to maintain productive dialogue, including:
– Permitting Engaged Capital to review and opine on our search criteria and prospective Board candidates
– Extending our stockholder nomination deadline
– Meeting with and offering to interview Engaged Capital’s nominees (interview requests rejected by Engaged Capital)
Despite our conciliatory approach, Engaged Capital initially sought to seize control of the Board while owning only 0.6% of the
Company
– Letter to the Board on March 12, 2015 demanded four of six Board seats
– Proxy filed March 26, 2015 demanded three of seven Board seats
Rovi made what we believe to be a reasonable, good faith effort to reach a settlement with Engaged Capital
Between March 20 and April 7, 2015, Rovi and its representatives had direct discussions with Engaged Capital about each party's priorities and concerns in such an arrangement
On April 8, 2015, Rovi submitted a proposed resolution of the matter to Engaged Capital
– Our offer included an agreement to add one Engaged Capital director, add one mutually agreed upon director, add Engaged
Capital’s director to our existing strategy committee, and form a finance committee with Engaged Capital’s director as its chair
Engaged Capital rejected our offer on April 9, 2015
– Demanded an entirely new strategy and finance committee with a mandate that would effectively control key strategic decisions
While Engaged Capital claims that it seeks value for all stockholders, we believe it is seeking effective control by committee
When it appeared obvious that asking for 4 seats on Rovi's Board was excessive, Engaged Capital began its push for the creation and control of a new Board committee with broad discretion and power, despite a lack of support from investors

Our Board Augmentation Process is the Result of an Extensive
Strategic Review, YEARS Before Engaged Capital’s Appearance
Our Board augmentation process is the result of over two years of restructuring, realignment, and deep strategic review that took place well before Engaged Capital’s campaign
With the help of an independent advisor we have sought to run a broad and transparent search process aiming to find the highest caliber candidates
We’ve attempted to work constructively with Engaged Capital
– Permitted Engaged Capital to review and opine on our search criteria and prospective Board candidates, extended our stockholder nomination deadline, met with and offered to interview Engaged Capital’s nominees (interview requests rejected by Engaged
Capital)
We have consistently sought to extend our Board’s competencies in a methodical way that mirrors our strategy and market extension
Dec 2011 Dec 2012 Dec 2013 Dec 2014 April 2015
New CEO and CFO
Leadership
Explore Executive
Search Advisory
Firms
Conversations on Board with Engaged Capital
Restructuring and Rationalization Initiatives
Talent Building: Appointing and Building the Right Leadership and Development Teams
Select Howard Fischer and Begin Board
Augmentation Process
Our Board augmentation process is the culmination of over two years of work
First discussion with Engaged Capital about Board
composition
Strategic Review and
Assessment of Progress
During our strategic review, we determined the need to
initiate a systematic Board augmentation process

Asset / Liability Assessment
Recovery
30
28
26
24
22
20
18
16
14
12
10
Assessed company's assets, liabilities, talent and market position before initiating significant guidance reset and embarking on a mission to cut costs, rationalize products, divest non-core assets and revisit the Company's mission and strategy
Q1 2014: Early renewal & expansion with Panasonic
Q2 2014: Acquired ~500 highly-relevant issued patents and pending applications
$27.19
Reduced guidance for Q3'12 and FY2012 due to delayed product launches and removal of certain licensing agreements
Q3 2014: Acquired Fanhattan and its Cloud-based Fan TV service
2/27/15: Reuters article speculates that Rovi seeking an advisor amidst activist pressure
12/15/11
07/18/12
04/15/13
12/15/13
08/15/14
04/20/15
ROVI stock price
ROVI target price (consensus)

Future
Analyst ratings over time
100%
11%
67%
22%
50%
50%
Jul-12
Dec-13
Apr-15
Buy
Hold
Sell

"**We think shareholders should stay the course with Rovi's current management**... we see activist charges as dated, relating primarily to the missteps of Rovi's prior management team, which its Board saw fit to replace. **We believe the current management team has spent the past three years correcting the mistakes of their predecessors, strengthened Rovi's IP position for pending renewals, and executed on a product development strategy that capitalizes on Rovi's market position and technology base**"

–Todd Mitchell, Brean Capital, April 20, 2015

Perspectives on History – our Public Market Valuation
Over the relevant period, since the Board embarked on a new direction for Rovi, stockholder value has risen considerably – and we are executing on numerous growth opportunities for the future
Engaged Capital conveniently cites 3-year, 5-year and post-Gemstar periods to measure our stock price performance, disregarding the Board’s effort in the interim
We believe the use of such periods is another attempt by Engaged Capital to cite the distant past as a replacement for the Board’s more recent actions and attempt to derail the company's current strategy; these time periods do not reflect the decisive actions that our Board has taken
A more honest appraisal would examine stockholder returns in the context of the actions Rovi’s Board has taken
Our Board recognized there were significant issues to address and brought in new management which reset guidance in mid-2012 and embarked, with the Board, on strategically reshaping Rovi
The question is not: “What is the effect of the calendar year on our stock price?” Rather, the question is: “What was the result, from our stockholders’ perspective, of the actions that our Board took beginning in 2012?”
Material stock price appreciation and positive analyst outlook evidence belief in our transformation
Source: FactSet, Wall Street Research

Perspectives on History – Engaged Capital's Position is
Misleading
Engaged Capital presents misleading facts and figures related to our financial performance by relying on the distant past and stale statements from a prior management team and past strategy
Engaged Capital's critique relies
upon countless assertions
about the distant past without a
vision for the future
Repeatedly, Engaged Capital cites past events that Rovi's Board corrected some time ago
Engaged Capital does not offer any plan that is relevant today – and to the extent it offers elements of one, its suggestions today have already been reviewed by the Board, and if appropriate, already acted upon by Rovi
Critiquing the strategy of prior
management around
acquisitions (such as Sonic
Solutions) and product (such as
Total Guide)
Misrepresenting prior
management’s guidance
Relying upon prior
management’s guidance and
statements
Ignoring growth in our core
business
Commensurate with our July 2012 strategic refresh, the Company’s M&A organization has been completely rebuilt; our recent acquisitions have been integrated seamlessly, demonstrated strong initial traction and position us well in key growth areas
We have shut down Total Guide and sold off DivX and the Rovi Entertainment Store and have installed an entirely new team to oversee product management; products are now being deployed at Tier 1 operators
The prior management team was replaced and the Company’s strategy changed;
applying their statements or guidance to Rovi’s current position and strategy is misleading and not relevant
Comparisons with prior management’s 2011 guidance, reflecting the rationale of the
Sonic acquisition, has no relevance to our present position
Engaged Capital takes substantial liberties in applying prior management’s long-term
2011 guidance in critiquing our present top-line growth and cost structure
Representing stale long-term 2011 target margins as Company guidance for 2012, 2013 and 2014 is incorrect and deceptive
Engaged Capital critiques our investment in new product growth areas, yet fails to acknowledge that cutting investment would leave us with a declining analog and set-top box product portfolio
Analog business revenues have declined from $129 million in 2010 to $30 million in
2014, our product investment has supported core revenue that is up ~$100 million since
2010, to offset this decline

Perspectives on History – our Financial Performance
Under our Board’s stewardship, Rovi put the past behind it – years ago – and since its current strategy was implemented, we have delivered cost-conscious positive financial results while weathering our analog headwinds, and are widely recognized as poised for significant growth
Analog products (“Other” revenue) continue to get
phased out, hence it is important to view our
revenues on a “core” basis, i.e. ex-Analog
revenues, as we have stated publicly for years
We have been able to grow our core business
despite this tremendous headwind – core revenue
is up ~$100MM since 2010 – thus demonstrating
our ability to pivot and stay relevant with our
product strategy
Rovi's strategy is yielding strong results and outperformance against relevant expectations, not outdated / interpolated forecasts
% beat versus analyst estimates CY2014A adjusted operating margin
Core revenues
Our current management team, under guidance
from the Board, has been able to improve
execution and developed prudent planning
assumptions
This has helped us to not only achieve results in
line with the high end of our own 2014 estimates,
but also beat Wall Street analyst estimates in each
of the last four quarters
We have taken over $100 million in cost out of
mature products and corporate overhead since
2011
Our ongoing focus on our cost has allowed us to
absorb two acquisitions, Veveo and Fanhattan in
2014 without meaningfully increasing our cost
structure
EPS Revenue
Licensing Product
1
($ in millions)
2015 proxy comps include CommVault, Compuware, comScore, Concur, Conversant, Digital River, Dolby, DreamWorks, FactSet, Fortinet, Harmonic, Informatica, MicroStrategy,
IP and Data-as-a-Service (“DaaS”) comps include Dolby, Tessera, Technicolor SA, TiVo, RPX Corporation, Kudelski SA, Unwired Planet, Experian PLC, FactSet, Acxiom, and NeuStar.
1 Excludes Analog Copy Protection (“ACP”) and other Analog product revenue.
Rather than focus on the decisions of past leadership or misleading assumptions, investors should focus on the progress that Rovi has made since reset, including
Momentum in our product business that supports core revenue growth, despite a declining analog business
Industry leading margins in an investment and execution environment, a result of our focus on cost cutting and controls
These metrics demonstrate the strength of our current business and represent the right reflection of our performance and progress to-date
7.1%
7.2%
0.1%
1.0%
4.7%
4.9%
5.0%
4.8%
Q1'14 Q2'14 Q3'14 Q4'14
40%
17%
29%
ROVI 2015 Proxy comps IP and DaaS comps
$160
$196  $202
$214
$227
$253
$302
$275
$293
$285
$413
$498
$477
$508  $512
2010  2011  2012  2013  2014
Monster Worldwide, Pegasystems, Progress Software, Rocket Fuel, Splunk, TIBCO, TiVo, and WebMD.
1
:

Shaw

PT

Time Warner Cable

SHARP

dish

américa móvil

Canal Digital

cür

YAHOO!

A&E

horizon media

Charter COMMUNICATIONS

Rovi’s Confidence in Near-Term Growth
Our Board has overseen and continues to oversee Rovi’s success in a wide range of products as well as in IP, ensuring the
Company is well-diversified and not dependent on a particular customer, product or event to achieve growth
Engaged Capital's assertions that Rovi has promised but not delivered growth reflects a lack of understanding about Rovi's served markets and the cadence and nature of change in the technology industry
- Active IP negotiations with existing licensees, visibility from pre-paid agreements and momentum with significant customer agreements – Charter agreement announced April 2015
- Strong early traction winning product deals with significant customers including Charter, DISH, Mediacom, Samsung and Horizon Media
Under the direction of the Board, the current management team has been able to realize stronger visibility in the business as well as increasing growth expectations over time from Wall Street analysts
Greater revenue visibility Increasing growth expectations
CY2016E estimated EPS growth
1
Source: Company filings, FactSet.
1 Per IBES consensus estimates.
S&R = Search and Recommendation.
Carrying momentum from recent product and licensing wins into coming quarters
Q1’14 Q2’14 Q3’14 Q4’14 Q1’15 Q2’15 Future
Visibility of 1-year forward revenues
IP Renewal
and Product
Agreement
First Voice Search
Customer
IP Renewal
Music S&R
IP Renewal
Advanced
S&R
Rovi Cloud
Services
Big Four IP Licensing Renewals
Connected-guide deployments
Commercial Analytics Agreements and
Deployments
Advanced S&R Deployments
Metadata deals
Ad Optimizer
Deploys Fan TV
Pilots Ad
Optimizer
IP Licensing
Agreement
2015 is an “execution” year for Rovi, not a “transition” year as Engaged Capital mischaracterizes; we are actively deploying next-gen products with marquee customers and are in the middle of IP licensing negotiations with the Big 4 and other service providers
Confidence in our growth prospects are driven by the groundwork and investment we’ve made
25%
30%
35%
40%
45%
Feb-14 Jun-14 Dec-14 Apr-15
75%
87%
12/31/12 12/31/14
Sep-14

Our focused, combined IP and Product business forms the
basis for our platform; we can NOT have one without the
other
Each part of the business drives the other and is necessary
for success in the current dynamic landscape
As evidenced by their arguments and appointees, Engaged
Capital seems to believe that Rovi is another pure patent
licensing platform, with no additional lines of business
Our business model allows us to maintain industry EBITDA
leading margins
Our product development efforts ensure the longevity and
commercial viability of our patent pool
Licensing sales efforts lead to significant product sales,
while product sales aid in licensing negotiations (e.g. CE
device manufacturers)
Allows for a more efficient, unified sales effort (sales teams focused on customers, call in supporting expertise)
Unlike our long-term fundamental investors, Engaged Capital does not understand that our product spend not only advances our strategic vision but also reinforces our IP portfolio
Engaged Capital repeatedly shows it does not understand Rovi Our synergistic platform drives our business
Momentum in product and licensing deals with marquee
customer wins
Dish is Rovi’s first combined Spoken-
Voice Interface and Advanced Search and
Recommendation customer
“Rovi is at the forefront of developing new
semantic natural language technologies”
(April 2015)
Engaged Capital Fails to Understand our Business Model
Charter is well positioned ahead of
expected industry consolidation, going
from 4MM to 10MM households, and
becoming the number two Multi-System
Operator in North America
Under the terms of the agreement,
Charter will license Rovi Search,
Recommendations and conversion
services, Rovi Metadata and Rovi
Analytics products and IP
(April 2015)
“Rovi has two different business
models. ”
“High Margin IP Licensing Business Funds Heavy Investment
in Low Return Product Business”
subsidizing a risky product strategy that has failed to
produce results over a number of years”
“Rich cash flows from IP licensing business are

Our “Purported” Cost Savings are Real and Support our
Leading Margins
Through our restructuring and rationalization we’ve maintained a laser focus on managing our costs
Our cost savings are REAL and permit us to invest in our growth while maintaining leading margins
Savings initiatives (2012 – 2015)
Total cost savings = $102MM (34% of 2012 non-GAAP
1
operating cost base)
($ in millions)
We have shut down products architected by heavy code
engineers such as TotalGuide (both for CE and Set-top
boxes) and Connected Platform
We have increased automation of our metadata operations,
thereby reducing data costs
We have brought certain work in-house, consolidated third
party vendors and negotiated aggressive pricing to reduce our non-Tier 1 related third party IP spend, all the while continuing to invest in strategic litigation
Upon acquiring FanTV in Q3’14, we rationalized most of their
“Connect” team, generating substantial cost savings
By leveraging offshore locations for engineering support, we are able to extract savings in labor costs
$8
$8
$16
$17
$17
$18
$18
– $5  $10  $15  $20
Other (including offshore labor
and reduced marketing)
FanTV synergies
Negotiated lower third-party
billing rates and other IP
initiatives
Efficiencies in infrastructure
(data and IT ops)
Reduced G&A
Rationalized
underperforming products
Reduced spending on
mature products
1Non-GAAP Operating Cost defined as GAAP Total Operating costs and expenses,  excluding equity-based compensation, changes in the fair value of contingent consideration, amortization of intangible assets, depreciation, restructuring and asset impairment charges and transaction, transition and integration expenses.

rovi

$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
(39%)
(48%)
ANF stock price
ANF target price (consensus)

60%
40%
20%
–
(20%)
(40%)
Dec-13
Mar-14
Jun-14
Sep-14
Jan-15
FY2014E
FY2015E
FY2016E

Engaged Capital Lacks a Concrete Plan for Rovi and has a
Poor Track Record of Success
“We urge the Board to immediately commence a CEO search for candidates with relevant retail apparel and turnaround experience. Our initial research indicates that numerous qualified executives would be interested in the opportunity. While losing Mr. Jeffries’ leadership may have been negatively perceived in the past, it should now be abundantly clear that a transition in leadership is not just needed, but absolutely required, to restore investor confidence in the Company’s future” – Glenn Welling, Founder and CIO, Engaged Capital, December 3, 2013
“We are very pleased to have worked constructively with [Abercrombie] to this end and are delighted with the addition of these four new independent directors with significant retail and apparel experience, who together with the other three new directors, now make up a majority of the Board” – Glenn Welling, April 30, 2014
4/30/14: Abercrombie and Engaged
Capital announce a settlement; four
incumbent directors replaced by four
independent nominees, for a total of
seven new directors on the Board (of
12)
Source: FactSet as of 4/20/15, Engaged Capital Proxy statement dated 4/16/15, Engaged Capital letter to Abercrombie Board dated 12/3/13 and press release dated 4/30/14.
Note: Abercrombie fiscal year ends January 31
st
.
1 Based on IBES consensus estimates.
YoY estimated EPS growth 1
12/3/13: Engaged
Capital launches
public campaign
against Abercrombie
Stock and target price performance
since Engaged Capital settlement
In contrast to our current trajectory, Abercrombie's performance is deteriorating
We remain skeptical that Engaged Capital has a substantial strategic plan for Rovi
No strategic vision has been provided, rather generic statements around forming committees to review strategies
As part of the Company’s restructuring and reorganization, Rovi’s board has already addressed and undergone many of the suggestions provided by Engaged
Abercrombie’s experience is a cautionary story
Engaged Capital, a 0.58% owner, settled with Abercrombie and seven new directors were added to the Board (12 members total); subsequently
Abercrombie has underperformed the market by negative (50%)
Destruction of over $1 billion of shareholder value
12/9/14:
Abercrombie
CEO Jeffries
steps down

Our Board of Directors
Name Companies Joined Board Exited Board Market cap ($MM) Return Alpha
Stockholder
value created
($MM)
Andy Ludwick SynOptics 08/19/88 10/20/94 $29 623% 544% $1,088
Bay Networks 10/21/94 08/30/98 1,767 135% 14% 7,356
Foundry Networks 09/28/99 12/18/08 4,369 (34%) (3%) (1,950)
Zebra Technologies 05/29/08 Current 2,453 156% 106% 2,526
Alan Earhart Foundry Networks 10/17/06 12/18/08 1,963 24% 59% 455
Brocade Communications 02/10/09 Current 1,413 219% 65% 3,580
NetApp 12/07/04 Current 11,790 10% (69%) (569)
Jim Meyer SiriusXM 01/18/13 Current 16,629 24% (18%) 4,929
Average $5,052 145% 87% $2,177
Total 17,415
Source: FactSet as of 4/20/15, Company filings.
1 Market cap based on date joined Board.
2 Stock price performance relative to the S&P500.
3 Announced merger with Wellfleet on 7/5/94, return calculated based on closing price as of 10/20/94.
4 Announced acquisition by Nortel on 6/15/98.
5 Announced merger with Brocade Communications on 7/22/08.
4
5
5
Rovi Independent Director public company Board experience
Rovi’s independent Directors have Board experience with companies that had an average market capitalization of over $5 billion
1
The average return (S&P adjusted) while these Directors participated as Board members of these public companies was 87%, resulting in nearly $17.5 billion of stockholder value creation
In contrast, the three nominees proposed by Engaged Capital nominees have Board experience with companies that had an average market capitalization of $279MM
1
and the average return (S&P adjusted) while Engaged Capital’s nominees participated as board members of public companies was negative (34%), resulting in over $150MM of stockholder value destruction
3
1
2

Rovi is well positioned to succeed with a strategic plan that is supported by our long-term shareholders and Wall Street analysts
Rovi is gaining momentum and following the right strategy to drive long-term profitable growth
Engaged Capital’s criticisms are misleading and outdated, and they have no new plan to create value for Rovi stockholders
The slate of directors that Engaged Capital has put forward have overseen value destruction, do not understand the intricacies of Rovi’s business and do not provide any incremental strategic value to
Rovi’s Board
Rovi has the right Board of Directors in place to drive lasting stockholder value
13
Summary
Do not let one small stockholder with no clear vision for the Company replace our highly valuable Board candidates at this critical juncture